EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-37505, No. 333-88297 and No. 333-53652) and Registration Statement on Form S-3 (File No. 333-77619) of our report dated February 27, 2004, with respect to the consolidated financial statements of Vintage Petroleum, Inc. and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2003.

ERNST & YOUNG LLP

Tulsa, Oklahoma

March 11, 2004